Exhibit 99.4

CONDENSED CONSOLIDATED BALANCE SHEET

September 9, 2005

(unaudited, in millions, except per share amounts)

September 9, 2005
ASSETS
Property and equipment, net	$7,204
Assets held for sale	13
Due from managers	66
Investments in affiliates	42
Deferred financing costs, net	69
Furniture, fixtures and equipment replacement fund	154
Other	133
Restricted cash	165
Cash and cash equivalents	402

Total assets	$8,248

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $492 million and $491 million, net of discount, of Exchangeable Senior Debentures, respectively	$3,054
Mortgage debt	1,858
Convertible Subordinated Debentures	492
Other	97

Total debt	5,501
Accounts payable and accrued expenses	129
Liabilities associated with assets held for sale	—
Other	153

Total liabilities	5,783

Interest of minority partners of Host Marriott L.P.	117
Interest of minority partners of other consolidated partnerships	28
Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $250 million), 50 million shares authorized; 10.0 million shares and 14.0 million shares issued and outstanding, respectively	241
Common stock, par value $.01, 750 million shares authorized; 353.3 million shares and 350.3 million shares issued and outstanding, respectively	3
Additional paid-in capital	2,967
Accumulated other comprehensive income	17
Deficit	(908)

Total stockholders’ equity	2,320

Total liabilities and stockholders’ equity	$8,248

See notes to condensed consolidated statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Year-to-Date Ended September 9, 2005 and September 10, 2004

(unaudited, in millions, except per share amounts)

	Year-to-date ended
	September 9, 2005	September 10, 2004
REVENUES
Rooms	$1,612	$1,463
Food and beverage	785	751
Other	174	164

Total hotel sales	2,571	2,378
Rental income	76	74

Total revenues	2,647	2,452

EXPENSES
Rooms	392	366
Food and beverage	592	572
Hotel departmental expenses	710	666
Management fees	112	98
Other property-level expenses	205	206
Depreciation and amortization	254	242
Corporate and other expenses	45	43

Total operating costs and expenses	2,310	2,193

OPERATING PROFIT	337	259
Interest income	17	8
Interest expense	(317)	(356)
Net gains on property transactions	77	10
Gain (loss) on foreign currency and derivative contracts	1	(2)
Minority interest income (expense)	(12)	2
Equity in earnings (losses) of affiliates	(1)	(12)

INCOME (LOSS) BEFORE INCOME TAXES	102	(91)
Benefit from (provision for) income taxes	(23)	2

INCOME (LOSS) FROM CONTINUING OPERATIONS	79	(89)
Income from discontinued operations.	13	28

NET INCOME (LOSS)	92	(61)
Less: Dividends on preferred stock	(21)	(28)
Issuance costs of redeemed preferred stock	(4)	(4)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$67	$(93)

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Continuing operations	$.15	$(.36)
Discontinued operations	.04	.08

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE	$.19	$(.28)

See notes to condensed consolidated statements

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year-to-Date Ended September 9, 2005 and September 10, 2004

(unaudited, in millions)

	Year-to-date ended
	September 9, 2005	September 10, 2004
OPERATING ACTIVITIES
Net income (loss)	$92	$(61)
Adjustments to reconcile to cash provided by operations:
Discontinued operations:
Gain on dispositions	(12)	(20)
Depreciation	1	9
Depreciation and amortization	254	242
Amortization of deferred financing costs	10	11
Income taxes	18	(10)
Net gains on property transactions	(73)	(3)
(Gain) loss on foreign currency and derivative contracts	(1)	2
Equity in losses of affiliates	1	12
Minority interest expense	12	(2)
Change in due from managers	9	(2)
Changes in other assets	(13)	19
Changes in other liabilities	11	9

Cash provided by operations	309	206

INVESTING ACTIVITIES
Acquisitions	(5)	(474)
Deposits for hotel acquisitions	(12)	(3)
Proceeds from sale of assets, net of expenses	100	155
Proceeds from sale of interest in CBM Joint Venture LLC, net of expenses	90	—
Distributions from equity investments	2	2
Capital expenditures:
Renewals and replacements	(147)	(147)
Repositionings and other investments	(46)	(14)
Change in furniture, fixtures and equipment replacement fund	(3)	(6)
Other	(13)	—

Cash used in investing activities	(34)	(487)

FINANCING ACTIVITIES
Financing costs	(12)	(7)
Issuance of debt	650	829
Issuance of common stock	—	301
Issuance of Class E preferred stock	—	98
Redemption of preferred stock	(100)	(104)
Debt prepayments	(609)	(1,196)
Scheduled principal repayments	(43)	(43)
Dividends on common stock	(64)	—
Dividends on preferred stock	(24)	(29)
Distributions to minority interests	(7)	(5)
Change in restricted cash	(11)	(10)

Cash used in financing activities	(220)	(166)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	55	(447)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	347	764

CASH AND CASH EQUIVALENTS, END OF PERIOD	$402	$317

See notes to condensed consolidated statements

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year-to-Date Ended September 9, 2005 and September 10, 2004

(unaudited, in millions)

Supplemental disclosure of noncash investing and financing activities:

Through year-to-date September 9, 2005 and September 10, 2004, we issued approximately 1.0 million shares and 1.4 million shares, respectively, of common stock upon the conversion of operating partnership units of Host Marriott, L.P. held by minority partners valued at approximately $16.1 million and $17.6 million, respectively.

On January 3, 2005, we transferred $47 million of preferred units of Vornado Realty Trust, which we had purchased on December 30, 2004, in redemption of a minority partner’s interest in a consolidated partnership.

On January 6, 2005, we sold the Hartford Marriott at Farmington for a purchase price of approximately $25 million, including the assumption of approximately $20 million of mortgage debt by the buyer.

See notes to condensed consolidated statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Organization

Host Marriott Corporation, a Maryland corporation operating through an umbrella partnership structure, is the owner of hotel properties. We operate as a self-managed and self-administered real estate investment trust, or REIT, with our operations conducted solely through Host Marriott, L.P., or the operating partnership, or Host LP, and its subsidiaries. We are the sole general partner of the operating partnership and as of September 9, 2005, owned approximately 95% of the partnership interests in the operating partnership, which are referred to as OP units.

2.	Summary of Significant Accounting Policies

We have condensed or omitted certain information and footnote disclosures normally included in financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, in the accompanying unaudited condensed consolidated financial statements. We believe the disclosures made are adequate to prevent the information presented from being misleading. However, the unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2004.

In our opinion, the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary to present fairly our financial position as of September 9, 2005 and the results of our operations year-to-date ended September 9, 2005 and September 10, 2004 and our cash flows for the year-to-date ended September 9, 2005 and September 10, 2004. Interim results are not necessarily indicative of full-year performance because of the impact of seasonal and short-term variations.

Certain reclassifications have been made to the prior period financial statements to conform to the current presentation.

Revenues

Our results of operations primarily reflect revenues of our hotels, which are recognized when the services are rendered.

Reporting Periods

The results we report in our consolidated statement of operations are based on results reported to us by our hotel managers. These hotel managers use different reporting periods. Marriott International, Inc., the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters of the year and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. For results reported by hotel managers using a monthly reporting period (approximately one-fourth of our full-service hotels), the month of operation that ends after our fiscal quarter-end is included in our results of operations in the following fiscal quarter. Accordingly, our results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August), and fourth quarter (September to December). We elected to adopt the reporting period used by Marriott International modified so that our fiscal year always ends on December 31. Accordingly, our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31.

Restricted Cash

Restricted cash includes reserves for debt service, real estate taxes, insurance, furniture and fixtures as well as cash collateral and excess cash flow deposits which are the result of mortgage debt agreement restrictions and provisions.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Furniture, Fixtures and Equipment Replacement Fund

We maintain a furniture, fixtures and equipment replacement fund for renewal and replacement capital expenditures at certain hotels, which is generally funded with approximately 5% of property revenues.

Accounting for Stock-based Compensation

We maintain two stock-based employee compensation plans. Prior to 2002, we accounted for those plans in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Effective January 1, 2002, we adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and applied it prospectively to all employee awards granted, modified or settled after January 1, 2002. The following table illustrates the effect on net income (loss) and earnings (loss) per share if the fair value based method had been applied to all of our outstanding and unvested awards in each period.

	Year-to-date ended
	September 9, 2005	September 10, 2004
	(in millions, except per share amounts)
Net income (loss), as reported	$92	$(61)
Add: Total stock-based employee compensation expense included in reported net income (loss), net of related tax effects	14	14
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(14)	(14)

Pro forma net income (loss)	92	(61)
Dividends on preferred stock	(21)	(28)
Issuance costs of redeemed preferred stock (1)	(4)	(4)

Pro forma net income (loss) available to common stockholders	$67	$(93)

Earnings (loss) per share
Basic and diluted—as reported	$.19	$(.28)

Basic and diluted—pro forma	$.19	$(.28)

(1)	Represents the original issuance costs associated with the Class B preferred stock in 2005 and the Class A preferred stock in 2004. For further detail see note 5.

Application of New Accounting Standards

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” or FAS 123R, which requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. The statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in FAS 123. The provisions of FAS 123R are effective as of the beginning of the first annual reporting period that begins after June 15, 2005. We adopted the fair value provisions of FAS 123 in 2002 and, therefore, have recognized the costs associated with all share-based

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

payment awards granted after January 1, 2002. The adoption of FAS 123R in 2006 will not have a material effect on our financial position or results of operations.

During November 2004, the FASB ratified the Emerging Issues Task Force, or EITF, on EITF Consensus Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” EITF 04-8 requires contingently convertible debt instruments to be included in diluted earnings per share, if dilutive, regardless of whether a market price contingency for the conversion of the debt into common shares or any other contingent factor has been met. Prior to this consensus, such instruments were excluded from the calculation until one or more of the contingencies were met. EITF 04-8 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior period earnings per share amounts. As a result, we have restated our diluted earnings (loss) per share to include, if dilutive, the common shares that are issuable from the conversion of the Exchangeable Senior Debentures. The adoption of EITF 04-8 had no effect on previously issued 2004 quarterly or annual earnings (loss) per share amounts.

3.	Earnings (Loss) per Common Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by minority partners, other minority interests that have the option to convert their interests to our common OP units, the Convertible Subordinated Debentures and the Exchangeable Senior Debentures. No effect is shown for securities that are anti-dilutive.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

	Year-to-date ended
	September 9, 2005			September 10, 2004
	(in millions, except per share amounts)
	Income/ (loss)	Shares	Per Share Amount	Income/ (loss)	Shares	Per Share Amount
Net income (loss)	$92	352.6	$.26	$(61)	331.5	$(.18)
Dividends on preferred stock	(21)	—	(.06)	(28)	—	(.09)
Issuance costs of redeemed preferred stock (1)	(4)	—	(.01)	(4)	—	(.01)

Basic earnings (loss) available to common stockholders	67	352.6	.19	(93)	331.5	(.28)

Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.4	—	—	—	—

Diluted earnings (loss) available to common stockholders	$67	355.0	$.19	$(93)	331.5	$(.28)

(1)	Represents the original issuance costs associated with the Class B preferred stock in 2005 and the Class A preferred stock in 2004. For further detail see Note 5.

4.	Debt

During the third quarter, we exchanged all of our $650 million 6 3/8% Series N senior notes for our 6 3/8% Series O senior notes. The terms of the Series O senior notes are substantially identical in all material aspects, except that the Series O senior notes are registered under the Securities Act of 1933 and are therefore, freely transferable by the holders.

The following table summarizes significant debt transactions since the beginning of 2005 (in millions):

Transaction Date	Description of Transaction	Transaction Amount
May 2005	Prepayment of the 9% mortgage debt on two Ritz-Carlton hotels	$(140)
April 2005	Discharge of the remaining 8 3/8% Series E senior notes	(20)
April 2005	Redemption of 7 7/8% Series B senior notes	(169)
March 2005	Repurchase of 8 3/8% Series E senior notes	(280)
March 2005	Proceeds from the issuance of 6 3/8% Series N senior notes (a)	650
January 2005	8.35% mortgage on the Hartford Marriott at Farmington assumed by buyer	(20)

(a)	Approximately $11 million of financing costs related to the debt issuance were deferred and will be amortized over the life of the debt.

As a result of the repayment transactions described above, we incurred $30 million of interest expense during 2005 for the call premiums and the acceleration of deferred financing costs and original issue discounts.

5.	Preferred Stock Redemption

On May 20, 2005, we redeemed, at par, all four million shares of our 10% Class B Cumulative Preferred stock, or Class B preferred stock, for approximately $101 million, including accrued dividends. The fair value of our Class B preferred stock (which is equal to the redemption price) exceeded the carrying value of the preferred stock by approximately $4 million. The $4 million represents the original issuance costs.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Accordingly, this amount has been reflected in the determination of net income available to common stockholders for the purpose of calculating our basic and diluted earnings per share.

6.	Dividends

On September 16, 2005, our Board of Directors declared a cash dividend of $0.11 per share for our common stock. The dividend was paid on October 17, 2005 to stockholders of record as of September 30, 2005.

Additionally, on September 16, 2005, our Board of Directors declared a quarterly cash dividend of $0.625 per share for our Class C preferred stock and a cash dividend of $0.5546875 per share for our Class E preferred stock. The dividends were paid on October 17, 2005 to preferred stockholders of record as of September 30, 2005.

7.	Geographic Information

We consider each one of our full-service hotels to be an operating segment, none of which meets the threshold for a reportable segment. We also allocate resources and assess operating performance based on individual hotels. All of our non-full-service hotel activities (primarily our limited-service leased hotels and office buildings) are immaterial. Accordingly, we report one business segment, hotel ownership. As of September 9, 2005, our foreign operations consist of four properties located in Canada and one property located in Mexico. There were no intercompany sales between our domestic properties and our foreign properties. The following table presents revenues for each of the geographical areas in which we operate:

	Year-to-date ended
	September 9, 2005	September 10, 2004
	(in millions)
United States	$2,572	$2,378
Canada	60	57
Mexico	15	17

Total revenue	$2,647	$2,452

8.	Comprehensive Income (Loss)

Our other comprehensive income (loss) consists of unrealized gains and losses on foreign currency translation adjustments and the receipt of cash from HMS Host Corporation, or HM Services, subsequent to the exercise of the options held by certain former and current employees of Marriott International, pursuant to our distribution agreement with HM Services.

	Year-to-date ended
	September 9, 2005	September 10, 2004
	(in millions)
Net income (loss)	$92	$(61)
Other comprehensive income	4	—

Comprehensive income (loss)	$96	$(61)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

9.	Discontinued Operations

Assets Held for Sale. During the third quarter, we entered into a definitive, binding agreement to sell Charlotte Marriott Executive Park, which was subsequently sold on October 7, 2005. We reclassified the assets and liabilities relating to this hotel as of September 9, 2005 as detailed in the following table:

2005
(in millions)
Property and equipment, net	$13
Other assets	—

Total assets	$13

Other liabilities	—

Total liabilities	$—

Dispositions. We sold four hotels during the first quarter of 2005 for net proceeds of approximately $100 million. All of these properties were classified as held for sale as of December 31, 2004. The following table summarizes the revenues, income before taxes, and the gain on dispositions, net of tax, of the hotels which have been reclassified to discontinued operations in the consolidated statements of operations for the periods presented, including the Charlotte Executive Park Marriott and the operations of nine additional hotels through the date of their disposition in 2004.

	Year-to-date ended
	September 9, 2005	September 10, 2004
	(in millions)
Revenues	$9	$104
Income before taxes	1	9
Gain on dispositions, net of tax	12	20

10.	Subsequent Events

On September 30, 2005, we acquired the 834-room Hyatt Regency, Washington, D.C. on Capitol Hill for a purchase price of approximately $274 million.

On October 7, 2005, we sold the 297-room Charlotte Marriott Executive Park, which is classified as held-for-sale at September 9, 2005, for total proceeds of approximately $21 million, resulting in a gain of approximately $7 million.

On October 17, 2005, we repaid the remaining $19 million balance of the mortgage debt secured by two of our Canadian properties and, on October 18, 2005, we terminated the remaining foreign currency contracts equal to the prepayment for a payment of approximately $10 million.

On November 14, 2005 we signed a definitive merger agreement to acquire 38 luxury and upper-upscale hotels from Starwood Hotels and Resort (“Starwood”) for approximately $4.04 billion. The portfolio consists of 25 domestic and 13 international properties and a total of 18,964 rooms managed under the Westin, Sheraton, W Hotels, The Luxury Collection and St. Regis brands. As part of this transaction, we expect to assume approximately $704 million of debt and to issue approximately $2.3 billion of equity (133,529,412 common shares at the exchange price of $17.00 per share) to Starwood stockholders. The remainder of the purchase price will be paid in cash. The transaction is expected to close in the first quarter of 2006, and is subject to the approval of our stockholders, as well as other closing conditions. The boards of directors of both companies have approved the proposed transaction.